EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (Registration No. 333-52797) of our report dated January 29, 1999 appearing in the Annual Report of Central Hudson Gas & Electric Corporation on Form 10-K for the year ended December 31, 1998.

/S/ PRICEWATERHOUSECOOPERS LLP
----------------------------------

PRICEWATERHOUSECOOPERS LLP

New York, New York
March 1, 1999